UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2025

Skillsoft Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-38960	83-4388331
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Innovative Way, Suite 2210
Nashua, NH 03062
(Address of principal executive offices) (zip code)

(603) 324-3000
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	SKIL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Current Report on Form 8-K/A is being filed by Skillsoft Corp. (“Skillsoft”) to amend its Current Report on Form 8-K filed with the Securities and Exchange Commission on July 18, 2025 (the “Original 8-K”), solely to disclose Skillsoft’s decision following its Annual Meeting of Stockholders held on July 17, 2025 (the “Annual Meeting”), as to the frequency of future non-binding stockholder advisory votes on the compensation of Skillsoft’s named executive officers (“Say-on-Pay Votes”). Except as set forth herein, no modifications have been made to the Original Form 8-K.

Section 5 - Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, Skillsoft’s stockholders (by the affirmative vote of the majority of voting power of the shares present or represented by proxy and entitled to vote) recommended, on an advisory basis, that Skillsoft’s future Say-on-Pay Votes be held annually. In light of such vote, and consistent with its initial recommendation, Skillsoft’s Board of Directors determined, at its meeting on August 27, 2025, that Skillsoft will hold future Say-on-Pay Votes on an annual basis until the next required non-binding advisory vote regarding the frequency of Say-On-Pay Votes, which will occur no later than Skillsoft’s Annual Meeting of Stockholders in 2031.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 29, 2025

SKILLSOFT CORP.

By:	/s/ John Frederick
John Frederick Chief Financial Officer